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                                                                    EXHIBIT 21.1

                SUBSIDIARIES OF SOURCE INTERLINK COMPANIES, INC.

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                   COMPANY NAME                      STATE OF ORGANIZATION
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
Source Interlink Companies, Inc.                            Delaware
Alligator Acquisition, LLC                                  Delaware
Source Home Entertainment, Inc.                             Delaware
The Interlink Companies, Inc.                               Delaware
Source-U.S. Marketing Services, Inc.                        Delaware
Source-Chestnut Display Systems, Inc.                       Delaware
Source-Yeager Industries, Inc.                              Delaware
Source-Huck Store Fixtures Company                          Delaware
Source-MYCO, Inc.                                           Delaware
Source Interlink International, Inc.                        Delaware
Primary Source, Inc.                                        Delaware
T.C.E. Corporation                                          Delaware
Vail Companies, Inc.                                        Delaware
The Source-Canada Corp.                                     Ontario
International Periodical Distributors, Inc.                  Nevada
David E. Young, Inc.                                        New York
Brand Manufacturing Corp.                                   New York
Source Interlink Canada, Inc.                           British Columbia
Huck Store Fixture Company of North Carolina, Inc.       North Carolina
AEC One Stop Group, Inc.                                    Delaware
Distribution & Fulfillment Services Group, Inc.             Delaware
A.E. Land Corp.                                             Delaware
AEC Direct, Inc.                                            Delaware
AEC Supermarket Services Group, LLC.                        Delaware
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